Exhibit 10.10

Form of Freight Transportation Contract

Shipper (Party A):

Carrier (Party B): Shengfeng

The shipper entrusts the carrier to use relevant equipment and means of transport to provide transportation services according to the needs of freight transportation; the carrier is willing and agrees to provide the above-mentioned services to the shipper. Based on the principles of equality, mutual benefit, and reciprocity, the two parties have reached the following terms after full consultation on the premise of complying with the laws and regulations of the People’s Republic of China.

Article 1 Condition of the goods (If there are other agreed contents, additional contract annex can be set up, written as see contract annex)

1.1 Name of goods (full name should be filled in):

1.2 Transportation route:

Article 2 Packaging Requirements

2.1 The shipper must pack the goods in accordance with the national standards.

2.2 If there is no national or industry packaging standard, the shipper shall pack the goods ensuring the safety of freight transportation, otherwise the carrier has the right to reject the carriage.

Article 3 Time, place and quantity of freight transportation

The specific transportation time, location and quantity of each batch of goods shall be determined by the current consignment note or the shipper’s delivery note.

Article 4 Transportation fees

4.1 Transportation fees shall be monthly paid and the two parties agree that the month in which the business happens is the T month.

4.1.1 The carrier shall provide freight transportation statement of the previous month to the shipper for verification before day ____ of the T+1 month. If the shipper has any objections, it should be raised within ____ days after reception of the statement. If no objection is raised at the expiry of the period, the carrier issues an invoice based on the statement confirmed by the shipper.

4.1.2 The shipper shall pay off T month’s bills before day _____ of the T+1 month.

4.2 When changes in the costs of taxes, oil, etc. due to national economic fluctuations are more than ±5%, Party A and Party B shall change the transportation price by signing a supplementary agreement.

4.3 The freight transportation price is shown in Annex I “Tariff Table”.

Article 5 Logistics assistance

5.1 ______ shall be responsible for the loading and unloading of the goods at the place of origin and delivery. (If it is the carrier, see the annex for the specific prices.)

5.2 The cost of other logistics supporting services such as warehousing, loading and unloading generated during the transportation of goods is included in the transportation price. ____% of the total monthly cost as agreed by both parties shall be considered as for logistics support, and the carrier is going to issue the corresponding invoices.

5.3 Other services: (if any)

5.4 The method of reconciliation and settlement is the same as described in Article 4.

Article 6 Rights and Obligations of the Shipper

6.1 Shipper’s rights

6.1.1 The shipper has the right to require the carrier to transport the goods to the destination in time as agreed in the contract.

6.1.2 The shipper has the right to request the carrier to change the content of the contract or cancel the contract if the shipper needs to change the destination and the receiver or to cancel the shipment after the goods have been shipped. The change or cancellation must be requested before the goods arrive at the destination, and the related expenses incurred shall be undertaken by the shipper.

6.2 Obligations of the Shipper

6.2.1 The shipper shall pay for the delivery to the carrier as agreed by both parties.

6.2.2 The goods that the shipper is going to consign shall all be ordinary goods, i.e. non-dangerous goods (dangerous goods: general term for inflammable, explosive and strongly corrosive goods). The goods shall be packed according to the specified standards and turned over to the carrier at the time with the quantity agreed in the contract.

6.2.3 When receiving the goods, the shipper shall check the outside packaging and the number of pieces with the carrier. The shipper shall provide the carrier with known and detailed soft copy or hard copy of pick-up and delivery instructions with signature of the shipper’s authorized person in advance, including the specific pick-up and delivery date and time, name of the goods, weight, number of pieces, volume, necessary product description, pick-up location, required transportation method or delivery time, receiver’s name, phone number (mobile phone), receiving company, and detailed address.

6.2.4 The shipper shall deliver the agreed quantity of goods at the time and place agreed by both parties, provide suitable working conditions for the personnel and vehicles of the carrier, and cooperate with the carrier to complete the delivery.

6.2.5 If the shipping location and consignee are wrong due to the shipper’s work errors, the shipper shall bear the losses and additional costs caused thereby.

6.2.6 If the shipper finds that the staff on carrier’s site do not cooperate or the vehicle does not meet the requirements, the shipper has the right to request the carrier to re-arrange personnel and vehicles.

6.2.7 The shipper guarantees that the packaging of the goods fully meets the basic requirements for long-distance transportation (such as: friction during transportation, collision during normal braking, handling capacity and marking).

Article 7 Rights and Obligations of the Carrier

7.1 Rights of the carrier

7.1.1 The carrier has the right to charge the shipper for the delivery fees.

7.1.2 After the goods arrive at the destination, the carrier shall promptly notify the consignee to pick up the goods. If the consignee refuses to receive the goods or cannot be located, after the carrier informs the shipper to deal with the condition, a storage fee shall be charged without the shipper’s response in 3 days. The storage fee is _____ per day.

7.1.3 The carrier has the right to hold the shipper’s goods with the equivalent value if the shipper or consignee does not pay the freight and storage fees. The carrier has the right to depose or sell the goods if the fees are over 3 months overdue and shall not bear any responsibility to the shipper or consignee for the above actions. The income will be returned to the shipper or the receiver after the payment of taxes and relevant expenses.

7.2 Obligations of the Carrier

7.2.1 The carrier shall deliver the goods to the designated place within the time limit stipulated in the contract. The carrier has the right to refuse to transport the goods that are found to be of poor quality or dangerous at the time of pick up.

7.2.2 Consignment shall be delivered by the methods and time agreed in the contract, and the carrier shall be responsible for the safety of the consignment.

7.2.3 For any problems in the transportation process, the carrier shall notify the shipper in time, and shall actively take effective measures and negotiate with the shipper to resolve the problem.

7.2.4 The carrier arranges delivery according to the shipper’s instructions and delivers the goods to the consignee on time. The carrier shall obtain the receipt from the consignee.

7.2.5 Upon receiving instructions from the shipper, the carrier shall arrange the pick-up and transport vehicles, as well as the loading and unloading tools if required, and pick up the goods at the shipper’s shipping department at the agreed time and place.

Article 8 Liability for Breach of Contract

8.1 The shipper’s liability for breach of contract.

8.1.1 If the shipper does not pay the freight in accordance with Article 4.1, the shipper shall pay a late fee of 5‰ of the freight every day from the day after the payment due date. If the expiration date is more than 2 months, the carrier has the right to unilaterally terminate the contract, and the carrier reserves the right to recover the previous expenses.

8.1.2 If the carrier’s truck cannot return in time due to the shipper’s reason, the shipper shall pay an extra amount of ______ as compensation (the unloading time is set as ______                  hours).

8.1.3 Other liability for breach of contract: (if any).

8.2 The carrier’s Liability for Breach of Contract.

8.2.1 The carrier shall be liable for compensation for damage, shortage, loss, or theft of the goods due to the carrier’s negligence during the transportation process.

8.2.2 If the goods are lost, shorted, deteriorated, polluted or damaged due to the following reasons, the carrier shall not be liable for breach of contract:

① Force majeure.

② The natural properties of the goods themselves.

③ Reasonable depreciation of goods.

④ The fault of the shipper or the consignee.

8.2.3 Other liability for breach of contract: (if any).

Article 9 Confidentiality

9.1 On the contract expiration day, both parties have the right to request the other party to return or demolish all the previously provided information.

9.2 Trade secrets include, but are not limited to, the name of the shipper’s customer, the operator, and the weight and value of the goods.

9.3 Both parties shall strictly and appropriately keep the trade secrets, and take all reasonable measures to prevent the materials from being distributed, spread, disclosed, misused or contacted by irrelevant persons. All trade secrets shall not be provided to a third party without the permission of the other party.

Article 10 Force Majeure

10.1 Force majeure: (including but not limited to) lightning strikes, earthquakes, storms, tornadoes, rainstorms, floods, landslides, etc.

10.2 If the parties are unable to perform the contract as agreed due to force majeure, neither party shall be liable for breach of contract.

Article 11 Agreement on Insured Value and Compensation

11.1 The carrier recommends that the shipper choose the insured transportation service. Whether to choose the insured transportation is of great significance to compensation when the goods are damaged, short, lost, or stolen.

11.2 In the case of insured transportation, if the goods are damaged, missing, lost, or stolen due to the carrier’s fault, the compensation shall be the actual loss; If the actual loss of the goods is higher than the declared value, the compensation amount shall be the declared value.

11.3 If the transportation is not insured, the damage, shortage, loss, or theft of the goods due to the carrier’s fault shall be compensated at actual loss, but the maximum amount of compensation shall not exceed three times of the shipment fee.

11.4 If insured transportation is chosen, the shipper shall declare the value in accordance with the principle of good faith, and the declared value shall not be higher than the actual value of the goods.

11.5 The insurance fee is calculated as 3‰ of the insured amount.

Article 12 Dispute Resolution

Disputes arising during the performance of this contract shall be settled by both parties through negotiation. If the two parties cannot reach a consensus, they can bring a lawsuit to the Court where the carrier is located.

Article 13 Effective Term of the contract: from                       to                      This contract will come into effect on the day when both parties sign and seal. The original contract is in duplicate, and each party holds one copy.

Article 14 For matters not covered in this contract, the two parties will negotiate and sign a supplementary agreement according to the business operation. The supplementary agreement has the same legal effect as this contract.

Shipper (seal): Legal representative (agent): Address: Phone: Bank of the Account: Account: Date:	Shipper (seal): Legal representative (agent): Address: Phone: Bank of the Account: Account: Date:

Annex I: “Tariff Table”

Annex II: “Confirmation Form of Shipper’s Logistics Personnel”

The shipper appoints the following personnel (but not limited to) to handle the handover, reconciliation, receipt docking, and settlement, etc. The signatures of the representatives of all parties:

Serial Number	Name	ID type and number	Other
1
2
3

Any changes in the personnel above shall be notified in writing in time.